Exhibit 99.4

Resignation of Manuel A. Vierra Dated 2/25/2008

Tania

Effective today Monday February 25, 2008 I am resigning as a TMT director. This action also severs my affiliation and responsibilities for TMT Capital, Freedom Wireless and any TMT subsidiary.

Regards

Manny Vierra